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                                                                  EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated July 19, 1995, with respect to the consolidated financial statements of Infrasonics, Inc., included in its Annual Report (Form 10-K) for the fiscal year ended June 30, 1995 filed with the Securities and Exchange Commission, included in the Joint Proxy Statement of Nellcor Puritan Bennett, Incorporated and Infrasonics, Inc., which is made a part of the Registration Statement (Form S-4) and Prospectus of Nellcor Puritan Bennett, Incorporated for the registration of its common stock.




                                                ERNST & YOUNG LLP


San Diego, California
May 28, 1996